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                                                                     Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP

                                 JUNE 30, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of cash available for distribution for the three months ended June 30, 1996:

           Net Income                                                $ 179,000
             Add:  Amortization                                          2,000
                   Equity in net loss of local Limited
                      Partnerships                                      21,000
             Less: Cash to reserves                                   (202,000)
                                                                     ---------
           Cash available for distribution                           $       0
                                                                     =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1996:

         Entity Receiving                   Form of
           Compensation                   Compensation                  Amount
         ----------------              ------------------------         ------
         First Winthrop Corporation    Interest on Loans               $16,000

         Winthrop Management           Property Management Fees        $10,000

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